EXHIBIT 99.1

Helen of Troy Limited Reports Results

For the Fourth Quarter and Fiscal Year 2014

•  Fourth Quarter Diluted EPS of $0.34; Adjusted Diluted EPS of $0.84

•  Fiscal Year 2014 Diluted EPS of $2.66; Adjusted Diluted EPS of $3.54

•  Expects Fiscal Year 2015 Diluted EPS in a Range of $4.30 to $4.40

EL PASO, Texas, April 28, 2014 — Helen of Troy Limited (NASDAQ, NM:  HELE), designer, developer and worldwide marketer of brand-name houseware, healthcare/home environment and personal care consumer products, today reported results for the three and twelve month periods ended February 28, 2014.

Julien R. Mininberg, Chief Executive Officer, stated: “Fiscal 2014 was a year of good financial performance highlighted by net revenue growth of 2.2%, diluted earnings per share of $2.66 and adjusted diluted earnings per share of $3.54.  Helen of Troy is a company with compelling brands and businesses. I am delighted and honored to be able to build upon this foundation with our plans to accelerate and sustain growth.  Three key priorities in my first year as CEO are to focus on transforming our organization, reinvigorating our culture, and investing in our brands.  A first step in that direction is our new global shared services management structure, announced today, which we expect to drive increased collaboration, sharing of best practices and additional operating efficiencies. Beyond the investments we are making in talent in fiscal 2015, we plan to invest in marketing and innovation on many of our brands, with a goal of accelerating growth and profitability in fiscal 2016 and beyond. In parallel, we will focus on evaluating acquisitions that complement our business, and continue shareholder-friendly policies that optimize our capital structure. The most recent example being the completion of our $246 million share repurchase in March.  I am pleased to announce that even with our planned investments, the mid-point of our outlook range is expected to deliver 23% growth in diluted earnings per share in fiscal year 2015, compared to adjusted diluted earnings per share in fiscal year 2014.  We expect fiscal year 2015 revenues of $1.325-$1.375 billion dollars.  Our guidance does not include any acquisitions, asset impairment charges or additional share repurchase activity.”

Fourth Quarter of Fiscal Year 2014 Consolidated Operating Results

•                  Net sales revenue was $312.5 million compared to $326.0 million in the fourth quarter of fiscal year 2013.

•                  Gross profit margin was 40.2% compared to 40.4% for the same period last year, reflecting the combined effects of increased promotional program costs, the effect of foreign currency exchange rate fluctuations on net sales revenue, general product cost increases and product mix.

•                  SG&A was 34.8% of net sales and included a pre-tax charge of $18.2 million (largely non-cash) in connection with the former CEO’s separation from service (“CEO succession costs”), which were allocated to all three business segments. This compared to 28.2% of net sales for the same period last year. The increase primarily reflects the CEO succession costs, higher incentive compensation expense and transitional distribution costs, partially offset by lower outbound freight costs and lower advertising expense.

•                  Operating income was $16.7 million compared to operating income of $39.7 million in the same period last year.

•                  Net income was $11.0 million, or $0.34 per fully diluted share on 32.6 million weighted average shares outstanding, which compares to net income in the fourth quarter of fiscal year 2013 of $31.5 million, or $0.98 per fully diluted share on 32.1 million weighted average shares outstanding.

•                  Adjusted EBITDA (EBITDA without non-cash asset impairment charges and non-cash share-based compensation) was $47.9 million compared to $50.0 million in the same period last year.

On an adjusted basis for the fourth quarter of fiscal 2014, excluding CEO succession costs (largely non-cash):

•                  Adjusted operating income was $35.0 million compared to $39.7 million for the fourth quarter of fiscal year 2013.

•                  Adjusted income was $27.3 million, or $0.84 per fully diluted share, compared to $31.5 million, or $0.98 per fully diluted share, for the fourth quarter of fiscal 2013.

Fiscal Year 2014 Consolidated Operating Results

•                  Net sales revenue increased 2.2% to a record $1,317.2 million compared to $1,288.3 million in fiscal year 2013.

•                  Gross profit margin was 39.2% compared to 40.2% for the same period last year, reflecting increased promotional program costs, the effect of foreign currency exchange rate fluctuations, product cost increases and product mix.

•                  SG&A was 29.4% of net sales compared to 28.7% for the same period last year, primarily reflecting CEO succession costs in the fourth quarter of fiscal 2014 and higher incentive compensation expense, partially offset by reduced media advertising costs, lower outbound freight costs, the favorable comparative impact arising from a product packaging litigation expense recorded in the prior year, and the favorable comparative impact of certain transition services charges relating to our acquisition of PUR that ceased being incurred after the first half of fiscal year 2013.

•                  Operating income was $117.1 million, which includes the impact of $12.0 million in non-cash asset impairment charges and $18.2 million of CEO succession costs, compared to operating income of $148.8 million in the same period last year.

•                  Net income was $86.3 million, or $2.66 per fully diluted share on 32.4 million weighted average shares outstanding, which compares to net income in fiscal year 2013 of $115.7 million, or $3.62 per fully diluted share on 31.9 million weighted average shares outstanding.

•                  Adjusted EBITDA increased 2.5% to $194.8 million compared to $190.0 million in the same period last year.

On an adjusted basis for fiscal 2014, excluding non-cash asset impairment charges and CEO succession costs (largely non-cash):

•                  Adjusted operating income was $147.4 million compared to $148.8 million for the same period last year.

•                  Adjusted income was $114.6 million, or $3.54 per fully diluted share, compared to $115.7 million, or $3.62 per fully diluted share, in the same period last year.

Balance Sheet Highlights

•                  Cash and cash equivalents totaled $70.0 million at February 28, 2014, compared to $12.8 million at February 28, 2013.

•                  Total short and long-term debt declined by $64.4 million to $192.6 million at February 28, 2014, compared to $257.0 million at February 28, 2013.

•                  Accounts receivables turnover was 63.7 days at February 28, 2014, compared to 60.6 days at February 28, 2013.

•                  Inventory was $289.3 million at February 28, 2014, compared to $280.9 million at February 28, 2013.

Subsequent Events

On March 14, 2014, the Company completed its previously announced modified “Dutch auction” tender offer resulting in the repurchase of 3,693,816 shares of its common stock outstanding at a cost per share of $66.50, not including the fees and expenses related to the tender offer. The total cost of the repurchase of $245.6 million was funded with $45.6 million of cash on hand and $200 million of borrowings under the Company’s credit facility. The shares repurchased represented approximately 11.5% of the Company’s issued and outstanding shares of common stock at February 5, 2014.

Fiscal Year 2015 Annual Outlook

For fiscal year 2015, the Company expects net sales revenue in the range of $1.325 billion to $1.375 billion, and diluted earnings per share in the range of $4.30 to $4.40. The likelihood and potential impact of any fiscal 2015 acquisitions, asset impairment charges or additional share repurchases are unknown and cannot be reasonably estimated, therefore they are not included in the Company’s sales and earnings outlook.  The Company expects capital expenditures for fiscal year 2015 to be in the range of $8 million to $10 million.

Conference Call and Webcast

The Company will conduct a teleconference in conjunction with today’s earnings release.  The teleconference begins at 4:45 pm Eastern Time today, Monday, April 28, 2014.  Institutional investors and analysts interested in participating in the call are invited to dial (888) 572-7033 approximately ten minutes prior to the start of the call.  The conference call will also be webcast live at: www.hotus.com. A telephone replay of this call will be available at 7:45 p.m. Eastern Time on April 28, 2014 until 11:59 p.m. Eastern Time on May 5, 2014 and can be accessed by dialing (877) 870-5176 and entering replay pin number 9781958. A replay of the webcast will remain available on the website for 60 days.

About Helen of Troy Limited:

About Helen of Troy Limited: Helen of Troy Limited is a leading global consumer products company offering creative solutions for its customers through a strong portfolio of well-recognized and widely-trusted brands, including: Housewares: OXO®, Good Grips®, Soft Works®, OXO tot® and OXO Steel®;  Healthcare/Home Environment: Vicks®, Braun®, Honeywell®, PUR®, Febreze®, Stinger®, Duracraft® and SoftHeat®; and Personal Care: Revlon®, Vidal Sassoon®, Dr. Scholl’s®, TONI&GUY®, Sure®, Pert®, Infusium23®,  Brut®, Ammens®, Hot Tools®, Bed Head®, Karina®, Sea Breeze® and Gold ‘N Hot®.  The Honeywell® trademark is used under license from Honeywell International Inc.  The Vicks®, Braun®, Febreze® and Vidal Sassoon® trademarks are used under license from The Procter & Gamble Company.  The Revlon® trademark is used under license from Revlon Consumer Products Corporation.  The Bed Head® trademark is used under license from Unilever PLC. The Dr. Scholl’s® trademark is used under license from MSD Consumer Care, Inc.

For in-depth information about Helen of Troy, please visit www.hotus.com.

Non-GAAP Financial Measures:

The Company reports and discusses its operating results using financial measures consistent with accounting principles generally accepted in the United States of America (“GAAP”).  To supplement its presentation, the Company discloses certain financial measures that may be considered non-GAAP financial measures, such as adjusted operating income, adjusted income, adjusted diluted EPS, EBITDA and adjusted EBITDA, which are presented in an accompanying table to this press release along with a reconciliation of these financial measures to their corresponding GAAP based measures presented in the Company’s consolidated statements of income. Due to the forward-looking nature of any forecasted diluted earnings per share for future periods, information to reconcile this financial measure to the most directly comparable GAAP financial measure is not available at this time, as the Company is unable to forecast the impact, if any, of acquisitions, asset impairment charges or additional share repurchases for future periods.

Forward Looking Statements:

This press release may contain forward-looking statements, which are subject to change. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any or all of the forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many of these factors will be important in determining the Company’s actual future results. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially from those expressed or implied in any forward-looking statements. The forward-looking statements are qualified in their entirety by a number of risks that could cause actual results to differ materially from historical or anticipated results. Generally, the words “anticipates”, “estimates”, “believes”, “expects”, “plans”, “may”, “will”, “should”, “seeks”, “project”, “predict”, “potential”, “continue”, “intends”, and other similar words identify forward-looking statements. The Company cautions readers not to place undue reliance on forward-looking statements. The Company intends its forward-looking statements to speak only as of the time of such statements, and does not undertake to update or revise them as more information becomes available. The forward-looking statements contained in this press release should be read in conjunction with, and are subject to and qualified by, the risks described in the Company’s Form 10-K for the year ended February 28, 2014 and in our other filings with the SEC. Investors are urged to refer to the risk factors referred to above for a description of these risks. Such risks include, among others, the departure and recruitment of key personnel, the Company’s ability to deliver products to our customers in a timely manner, the costs of complying with the business demands and requirements of large sophisticated customers, the Company’s relationship with key customers and licensors, our dependence on the strength of retail economies and vulnerabilities to an economic downturn, expectations regarding acquisitions and the integration of acquired businesses,  exchange rate risks, disruptions in U.S., European and other international credit markets, risks associated with weather conditions, the Company’s dependence on foreign sources of supply and foreign manufacturing ,the impact of changing costs of raw materials and energy on cost of goods sold and certain operating expenses, the Company’s geographic concentration of certain U.S. distribution facilities, which increases our exposure to significant shipping disruptions and added shipping and storage costs, difficulties encountered during the transition to the Company’s new distribution facility could interrupt the Company’s logistical systems and cause shipping disruptions, the Company’s projections of product demand, sales, net income and earnings per share are highly subjective and our future net sales revenue and net income could vary in a material amount from such projections, circumstances that may contribute to future impairment of goodwill, intangible or other long-lived assets, the risks associated with the use of trademarks licensed from and to third parties, the Company’s ability to develop and introduce innovative new products to meet changing consumer preferences, trade barriers, exchange controls, expropriations, and other risks associated with foreign operations, the Company’s debt leverage and the constraints it may impose, the costs, complexity and challenges of upgrading and managing our global information systems, the risks associated with information security breaches, the risks associated with tax audits and related disputes with taxing authorities, potential changes in laws, including tax laws, and the Company’s ability to continue to avoid classification as a controlled foreign corporation.

HELEN OF TROY LIMITED AND SUBSIDIARIES

Consolidated Condensed Statements of Income and Reconciliation of Non-GAAP Financial Measures - Adjusted Operating Income, Adjusted Income and Adjusted Diluted Earnings per Share

(Unaudited)

(in thousands, except per share data)

	Three Months Ended the Last Day of February,
	2014						2013
	As Reported (GAAP)		Adjustments		Adjusted (non-GAAP)(2)		As Reported (GAAP)

Sales revenue, net	$312,520	100.0%	$—		$312,520	100.0%	$326,042	100.0%
Cost of goods sold	186,938	59.8%	—		186,938	59.8%	194,462	59.6%
Gross profit	125,582	40.2%	—		125,582	40.2%	131,580	40.4%

Selling, general, and administrative expense	108,857	34.8%	(18,228	)(1)	90,629	29.0%	91,848	28.2%
Asset impairment charges	—	0.0%	—		—	0.0%	—	0.0%
Operating income	16,725	5.4%	18,228		34,953	11.2%	39,732	12.2%

Other income (expense):
Nonoperating income (expense), net	74	0.0%	—		74	0.0%	48	0.0%
Interest expense	(2,546)	-0.8%	—		(2,546)	-0.8%	(3,671)	-1.1%
Total other expense	(2,472)	-0.8%	—		(2,472)	-0.8%	(3,623)	-1.1%
Income before income taxes	14,253	4.6%	18,228		32,481	10.4%	36,109	11.1%

Income tax expense	3,239	1.0%	1,893	(1)	5,132	1.6%	4,602	1.4%
Net income	$11,014	3.5%	$16,335		$27,349	8.8%	$31,507	9.7%

Diluted earnings per share	$0.34		$(0.50)		$0.84		$0.98

Weighted average shares of common stock used in computing diluted earnings per share (1)	32,613		(169)		32,444		32,089

	Fiscal Years Ended the Last Day of February,
	2014						2013
	As Reported (GAAP)		Adjustments		Adjusted (non-GAAP)(2)		As Reported (GAAP)

Sales revenue, net	$1,317,153	100.0%	$—		$1,317,153	100.0%	$1,288,263	100.0%
Cost of goods sold	800,450	60.8%	—		800,450	60.8%	770,052	59.8%
Gross profit	516,703	39.2%	—		516,703	39.2%	518,211	40.2%

Selling, general, and administrative expense	387,554	29.4%	(18,228	)(1)	369,326	28.0%	369,438	28.7%
Asset impairment charges	12,049	0.9%	(12,049	)(3)	—	0.0%	—	0.0%
Operating income	117,100	8.9%	30,277		147,377	11.2%	148,773	11.5%

Other income (expense):
Nonoperating income (expense), net	227	0.0%	—		227	0.0%	86	0.0%
Interest expense	(10,193)	-0.8%	—		(10,193)	-0.8%	(13,345)	-1.0%
Total other expense	(9,966)	-0.8%	—		(9,966)	-0.8%	(13,259)	-1.0%
Income before income taxes	107,134	8.1%	30,277		137,411	10.4%	135,514	10.5%

Income tax expense	20,886	1.6%	1,893	(1)	22,794	1.7%	19,848	1.5%
			15	(3)
Net income	$86,248	6.5%	$28,369		$114,617	8.7%	$115,666	9.0%

Diluted earnings per share	$2.66		$(0.88)		$3.54		$3.62

Weighted average shares of common stock used in computing diluted earnings per share (1)	32,386		(42)		32,344		31,936

HELEN OF TROY LIMITED AND SUBSIDIARIES

Net Sales Revenue by Segment

(Unaudited)

(in thousands)

	Three Months Ended
	the Last Day of February,				% of Sales Revenue, net
	2014	2013	$ Change	% Change	2014	2013

Sales revenue by segment, net
Housewares	$66,007	$66,436	$(429)	-0.6%	21.1%	20.4%
Healthcare / Home Environment	143,677	147,605	(3,928)	-2.7%	46.0%	45.3%
Personal Care	102,836	112,001	(9,165)	-8.2%	32.9%	34.4%
Total sales revenue, net	$312,520	$326,042	$(13,522)	-4.1%	100.0%	100.0%

	Fiscal Years Ended
	the Last Day of February,				% of Sales Revenue, net
	2014	2013	$ Change	% Change	2014	2013

Sales revenue by segment, net
Housewares	$274,478	$259,042	$15,436	6.0%	20.8%	20.1%
Healthcare / Home Environment	568,075	538,666	29,409	5.5%	43.1%	41.8%
Personal Care	474,600	490,555	(15,955)	-3.3%	36.0%	38.1%
Total sales revenue, net	$1,317,153	$1,288,263	$28,890	2.2%	100.0%	100.0%

HELEN OF TROY LIMITED AND SUBSIDIARIES

Selected Consolidated Balance Sheet Information

(Unaudited)

(in thousands)

	2/28/2014	2/28/2013

Cash and cash equivalents	$70,027	$12,842

Receivables	213,054	219,719

Inventory	289,255	280,872

Total assets, current	615,476	545,205

Total assets	1,533,302	1,474,004

Total liabilities, current	329,354	308,665

Total long-term liabilities	174,461	238,733

Stockholders’ equity	1,029,487	926,606

SELECTED OTHER DATA

Reconciliation of Non-GAAP Financial Measures - EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization)

and Adjusted EBITDA

(Unaudited)

(in thousands)

	Three Months Ended		Fiscal Years Ended
	the Last Day of February,		the Last Day of February,
	2014	2013	2014	2013

Net income	$11,014	$31,507	$86,248	$115,666

Interest expense, net	2,530	3,651	10,128	13,270

Income tax expense	3,239	4,602	20,886	19,848

Depreciation and amortization, excluding amortized interest	8,655	8,737	33,839	35,328

EBITDA (Earnings before interest, taxes, depreciation and amortization) (2)	$25,438	$48,497	$151,101	$184,112

Adjusted EBITDA:

EBITDA, as calculated above (2)	$25,438	48,497	$151,101	$184,112

Add: Non-cash asset impairment charges (1)	—	—	12,049	—

Non-cash share-based compensation (3)	22,483	1,496	31,683	5,913

Adjusted EBITDA (2)	$47,921	$49,993	$194,833	$190,025

HELEN OF TROY LIMITED AND SUBSIDIARIES

Notes to Press Release

(1)         Adjustments related to items that are excluded from the “As Reported (GAAP)” results to arrive at the “Adjusted (non-GAAP)” results.  Adjustments consist of CEO succession costs of $18.2 million for the three- and twelve- months ended February 28, 2014 incurred in connection with the former CEO’s separation from the Company in the fourth quarter of fiscal year 2014, and the related tax benefit of $1.9 million.  The CEO succession costs will be largely settled through the issuance of the Company’s common stock to our former CEO, which has a dilutive impact on weighted average shares of common stock outstanding of 169,000 and 42,000 shares for the three- and twelve-months ended February 28, 2014. There were no comparable adjustments for the three- and twelve-months ended February 28, 2013.

(2)         This press release contains non-GAAP financial measures. Adjusted operating income, adjusted income, adjusted diluted EPS, EBITDA and adjusted EBITDA (“Non-GAAP measures”) that are discussed in the accompanying press release or in the preceding tables are considered non-GAAP financial information as contemplated by SEC Regulation G, Rule 100. Accordingly, we are providing the preceding tables that reconcile these measures to their corresponding GAAP based measures presented in our Consolidated Statements of Income in the accompanying tables to the press release. The Company believes that these non-GAAP measures provide useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations. The Company believes that these non-GAAP measures, in combination with the Company’s financial results calculated in accordance with GAAP, provides investors with additional perspective. The Company further believes that the items excluded from certain non-GAAP measures do not accurately reflect the underlying performance of its continuing operations for the period in which they are incurred, even though some of these excluded items may be incurred and reflected in the Company’s GAAP financial results in the foreseeable future. The material limitation associated with the use of the non-GAAP financial measures is that the non-GAAP measures do not reflect the full economic impact of the Company’s activities.  These non-GAAP measures are not prepared in accordance with GAAP, are not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies. Accordingly, undue reliance should not be placed on non-GAAP information.

(3)         Adjustments relate to items that are excluded from the “As Reported (GAAP)” results to arrive at the “Adjusted (non-GAAP)” results. Adjustments consist of non-cash asset impairment charges of $12.05 million ($12.03 million after tax) for the twelve months ended February 28, 2014 as a result of our annual evaluation of goodwill and indefinite-lived intangible assets for impairment during the first quarter of fiscal year 2014.  The non-cash charges relate to certain trademarks in our Personal Care segment, which were written down to their estimated fair value, determined on the basis of future discounted cash flows using the relief from royalty valuation method.  There were no comparable adjustments for the three- and twelve-months ended February 28, 2013.

(4)         Adjustment consists of non-cash share-based compensation expense associated with share based awards outstanding under two expired and three active share-based compensation plans. These awards consist of stock options granted to certain officers, employees and new hires, and restricted stock grants to certain members of the Company’s Board of Directors.  The expense also includes performance based restricted stock awards and units for our former CEO. For the three and twelve months ended February 28, 2014, non-cash share based compensation includes CEO separation compensation of $15 million to be settled with shares of common stock, per the terms of our former CEO’s Employment and Separation Agreements.

SOURCE: Helen of Troy Limited
Investor Contacts:
ICR, Inc.
Allison Malkin / Anne Rakunas
(203) 682-8200 / (310) 954-1113